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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-42259 pertaining to the CytRx Corporation 1986 Stock Option Plan, No. 33-93816 pertaining to the CytRx Corporation 1994 Stock Option Plan, No. 33-93818 pertaining to the CytRx Corporation 1995 Stock Option Plan, No. 333-84657 pertaining to the CytRx Corporation 1998 Long Term Incentive Plan and No. 333-68200 pertaining to the CytRx Corporation 2000 Long Term Incentive Plan and to the Registration Statements on Form S-3 Nos. 33-93820, 333-39607, 333-44043, 333-48837, 333-45652, 333-33792 and 333-68092 of CytRx Corporation
and in the related prospectuses of our report dated March 1, 2002, with respect to the consolidated financial statements and schedule of CytRx Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ Ernst & Young LLP


Atlanta, Georgia
March 26, 2002